UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 28, 2010

             TBS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	000-51368	98-0646151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Arthur Cox Building
Earlsfort Terrace
Dublin 2, Ireland
(Address of Principal Executive Offices)

+1 353(0) 1 618 0000
 (Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

The description under Item 2.03 is incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 7, 2010, TBS International plc (the “Company”) and TBS International Limited (“TBS-Bermuda”) completed a transaction effected by way of a scheme of arrangement under Bermuda law pursuant to which, among other things, TBS-Bermuda became a direct, wholly-owned subsidiary of TBS-Ireland (the “Transaction”).  The Transaction was previously reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on January 8, 2010.

In connection with the Transaction, on January 28, 2010, the Company executed a guarantee of the obligations of TBS-Bermuda and certain of its subsidiaries as the borrowers under the Loan Agreement, dated June 19, 2008, by and among Grainger Maritime Corp., TBS International Limited and Joh. Berenberg, Gossler & Co. KG.

Also on January 28, 2010, the Company executed a joinder agreement, effective as of January 7, 2010, pursuant to which, among other things, it became a guarantor of the obligations of TBS-Bermuda and certain of its subsidiaries pursuant to the Amended and Restated Credit Agreement, dated as of March 26, 2008, by and among Albemarle Maritime Corp, Arden Maritime Corp, Avon Maritime Corp, Birnam Maritime Corp, Bristol Maritime Corp, Chester Shipping Corp, Darby Navigation Corp, Dover Maritime Corp, Elrod Shipping Corp, Exeter Shipping Corp, Frankfort Maritime Corp, Glenwood Maritime Corp, Hansen Shipping Corp, Henley Maritime Corp, Hudson Maritime Corp, Montrose Maritime Corp, Oldcastle Shipping Corp, Rector Shipping Corp, Remsen Navigation Corp, Sheffield Maritime Corp, Sherman Maritime Corp, Sterling Shipping Corp, Stratford Shipping Corp, Vernon Maritime Corp, Windsor Maritime Corp, as borrowers (together, the “Borrowers”), TBS-Bermuda, as a guarantor, TBS Shipping Services Inc. (the “Administrative Borrower”) and Bank of America, N.A. (the “administrative Agent”), Citibank, N.A., DVB Group Merchant Bank (Asia) Ltd., TD Banknorth, N.A. and Banc of America Securities LLC and the other lenders party thereto (the “Lenders”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC

Date: February 2, 2010	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer